Exhibit 99

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
716-857-6987

Release Date: Immediate February 7, 2008	Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS RECORD FIRST QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced record earnings for the first quarter of fiscal 2008 (the quarter ended December 31, 2007) of $70.6 million or $0.82 per share.
HIGHLIGHTS
•	Quarterly operating results, before items impacting comparability, increased 41% to $0.82 per share, an increase of $0.24 per share. Increased earnings in the Exploration and Production segment provided the bulk of the increase. Higher average commodity prices realized and increased natural gas and crude oil production were the main drivers of the higher earnings.

•	Production of crude oil and natural gas from continuing operations increased more than 7%, to 10.7 billion cubic feet equivalent (“Bcfe”). In Appalachia, production increased over 37% from the prior year’s first quarter. The Company’s expected total production for the entire 2008 fiscal year remains at the previously announced level of 38 to 44 Bcfe.

•	The Company is increasing its earnings guidance range for fiscal 2008 by $0.10 per share. The revised guidance range for fiscal 2008 is $2.60 to $2.80 per share.

•	A conference call is scheduled for Friday, February 8, 2008, at 11:00 am Eastern Standard Time.
MANAGEMENT COMMENTS
     Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “This quarter’s record earnings once again add to my satisfaction with our business mix. Record oil prices fueled our growth in profits, while the stability of our regulated operations and our strong dividend history tempered somewhat our stock price performance when compared to other exploration companies during the stock market’s steep decline in the last half of January. Under certain market conditions one might wish to be more concentrated in the utility segment, while other market conditions favor more investments in oil and gas, but over the long term, our combination of regulated utility and pipeline operations, and a strong dividend, topped off with the opportunities presented by oil and gas investments has proven to be a winner. Our continued focus to build our Exploration and Production segment, especially in Appalachia, where a steady
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stream of production and a solid base of reserves can be developed for the long term, should add to the stability of our consolidated structure.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended December 31, 2007 of $70.6 million, or $0.82 per share, an increase of $16.1 million, or $0.18 per share, from the prior year’s first quarter earnings of $54.5 million or $0.64 per share. (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars).

	Three Months
	Ended December 31,
(in thousands except per share amounts)	2007	2006
Reported GAAP earnings	$70,604	$54,520
Items impacting comparability[1]:

Income from discontinued operations		(3,832)
Discontinuance of hedge accounting		(1,888)

Operating results	$70,604	$48,800

Reported GAAP earnings per share	$0.82	$0.64
Items impacting comparability[1]:

Income from discontinued operations		(0.04)
Discontinuance of hedge accounting		(0.02)

Operating results	$0.82	$0.58

[1]	See discussion of these items below.
     As outlined in the table above, two items included in GAAP earnings in the first quarter of fiscal 2007 impacted the comparability of the Company’s operating results when comparing the first quarters of fiscal 2008 and fiscal 2007. Excluding these items, operating results for the current first quarter of $70.6 million or $0.82 per share increased $21.8 million, or $0.24 per share, from the prior year’s first quarter. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     The following discussion of the earnings of each segment is summarized in a tabular form at pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.
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Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves mainly in California, in the Appalachian region and in the Gulf Coast region of Texas, Louisiana and Alabama.
     The Exploration and Production segment’s earnings in the first quarter of fiscal 2008 increased $13.3 million, or $0.15 per share, to $34.0 million, or $0.39 per share. On August 31, 2007, Seneca completed the sale of its Canadian subsidiary. As a result of this transaction, the Company has presented the Canadian operations as discontinued operations. Earnings in the first quarter of fiscal 2007 include earnings from discontinued operations of $3.8 million. The results of discontinued operations are discussed later in this document and are excluded from the remaining discussion of the Exploration and Production segment’s quarterly results below.
     Excluding discontinued operations, operating results in the Exploration and Production segment increased $17.1 million, or $0.19 per share. The increase was primarily due to higher natural gas and crude oil prices realized after hedging and was also significantly impacted by higher production. For the quarter ended December 31, 2007, the weighted average oil price received by Seneca (after hedging) was $72.59 per barrel (“Bbl”), an increase of $28.77 per Bbl, or 65.7 percent, from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended December 31, 2007, was $7.90 per thousand cubic feet (“Mcf”), an increase of $0.78, or 11.0 percent. In addition, an increase of 0.7 Bcf, or 14 percent, in gas production and a slight increase in crude oil production contributed to the increase in operating results. Most of the production increase was in Appalachia where production increased 0.6 Bcfe, or 37 percent. Higher interest income and lower interest expense during the current quarter also contributed to the increase in operating results. Other items impacting operating results for the quarter were higher depletion expense, higher lease operating expenses and higher state income taxes. The increase in depletion expense, which on a per unit basis increased $0.39 per thousand cubic feet equivalent (“Mcfe”) to $2.25 per Mcfe, was mainly due to a 9.8 percent (39.7 Bcfe) reduction in proved reserves in California, primarily in the Midway Sunset field. The fiscal 2007 audit by Netherland Sewell & Associates determined that reduced performance from certain wells in this field supported a reduction in proved reserves. The increase in lease operating expenses (“LOE”) is due to higher workover costs in the West, an increase in the number of producing properties, especially in Appalachia and generally escalating costs compared to the prior year’s quarter.
     Seneca’s increase in production and operating results reflect the success of the Company’s Appalachian growth plan and other strategic initiatives. During the last six months, 146 new wells were brought on line in the East Division, boosting daily Appalachian gas production from approximately 15 million cubic feet (“MMcf”) per day to approximately 21 MMcf per day. In addition, results for the first quarter of fiscal 2008 reflect new production in the Gulf of Mexico from the High Island 24L field, which is producing 70 MMcf per day (19 MMcf per day net to Seneca).
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Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $12.8 million, or $0.15 per share, for the quarter ended December 31, 2007, decreased $0.9 million, or $0.01 per share, when compared with the same period in the prior fiscal year. The comparability of the results for the quarter is impacted by a $1.9 million gain associated with the prepayment in the first quarter of fiscal 2007 of the project financing debt for the Empire State Pipeline. Upon the repayment of that debt, the corresponding interest rate collar no longer qualified for hedge accounting, and a gain that had been deferred on the balance sheet was recognized when the repayment was made.
     Excluding that 2007 gain, operating results increased $1.0 million. The increase is mainly the result of higher transportation and storage revenues offset by lower efficiency gas revenues. The higher transportation and storage revenues were largely due to favorable market conditions that allowed Supply Corporation to renew expiring storage contracts at higher rates. Substantially all of Supply’s firm storage contracts are now at maximum tariff rates. The lower efficiency gas revenues were the result of a FERC-approved settlement involving Supply Corporation, which was generally effective as of December 1, 2006, and lowered the percentages of transported gas which Supply Corporation retains for fuel, company use, and surface operating losses.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of approximately $20.2 million, or $0.24 per share, for the quarter ended December 31, 2007, increased $3.0 million, or $0.04 per share, compared to the prior year’s first quarter.
     Earnings increased $2.1 million in the Pennsylvania Division, primarily due to an increase in base rates and higher usage per customer. On January 1, 2007, Distribution implemented a Settlement Agreement approved by the Pennsylvania Public Utility Commission, which, among other things, provided for a $14.3 million (before tax) annual base rate increase. The impact of the rate increase was partially offset by weather that was warmer than in the prior year.
     In the New York Division, earnings increased $0.9 million mainly due to an increase in usage per customer during the quarter.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential
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customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.
     The Energy Marketing segment’s earnings for the quarter of $1.0 million increased $0.5 million from the first quarter last year. This increase is mainly due to higher margins.
Timber Segment
     The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment’s first quarter earnings were $0.4 million versus $0.2 million in the prior year’s first quarter due to increased volumes of lumber and log sales.
Corporate and All Other
     Other active, wholly owned subsidiaries of the Company include Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas, and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities which are fueled by natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the first quarter of fiscal 2008 were flat at $2.2 million when compared to the prior year’s first quarter. Higher income from unconsolidated subsidiaries, higher interest income and lower interest expense were offset by higher operating expenses related to the proxy contest initiated by a shareholder.
Discontinued Operations
     On August 31, 2007, Seneca completed the sale of its Canadian subsidiary. As a result of this transaction, the Company has presented the Canadian operations as discontinued operations. Earnings in the first quarter of fiscal 2007 include earnings from discontinued operations of $3.8 million. There were no earnings from discontinued operations in the first quarter of fiscal 2008.
EARNINGS GUIDANCE
     The Company is increasing its consolidated earnings guidance for fiscal 2008 by $0.10 per share to the range of $2.60 to $2.80 per share. This increase is a result of higher than forecast crude oil prices realized by Seneca during the three months ended December 31, 2007, combined with Seneca having entered into additional hedge contracts covering production for the remainder of the fiscal year at prices that are higher than the prices assumed for unhedged production in the previous guidance. This current guidance still utilizes the July 24, 2007 NYMEX commodity pricing incorporated in the Company’s original guidance for unhedged production volumes. To the extent that actual pricing for unhedged volumes during the remainder of the fiscal year varies from those July 24, 2007 prices, the fiscal year earnings will be affected as detailed in the earnings sensitivity table on page 21 of this release.
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EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, February 8, 2008, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-383-8009, and using the passcode “43320193.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 1-888-286-8010 using passcode “59260259.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 15, 2008.
     National Fuel is an integrated energy company with $4.0 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Utility, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079
Certain statements contained herein, including those regarding expected future natural gas and oil production and estimated future earnings, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking” statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations, from borrowings under our credit lines
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or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2007

	Exploration &	Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

First quarter 2007 GAAP earnings	$20,723	$13,688	$17,174	$492	$217	$2,226	$54,520
Items impacting comparability:
Income from discontinued operations	(3,832)						(3,832)
Discontinuance of hedge accounting		(1,888)					(1,888)

First quarter 2007 operating results	16,891	11,800	17,174	492	217	2,226	48,800

Drivers of operating results
Higher crude oil prices	15,366						15,366
Higher natural gas prices	2,921						2,921
Higher natural gas production	3,282						3,282
Higher crude oil production	31						31
Higher lease operating costs	(1,515)						(1,515)
Lower (higher) depreciation / depletion	(3,545)	770					(2,775)

Higher transportation and storage revenues		1,425					1,425
Lower efficiency gas revenues		(213)					(213)
Higher operating expenses		(713)				(2,370)	(3,083)

Base rate increase in Pennsylvania			2,006				2,006
Warmer Weather in Pennsylvania			(664)				(664)
Usage			1,877				1,877

Higher margins				497	458		955

Income from unconsolidated subsidiaries						679	679

Higher AFUDC **		358					358
Higher interest income	1,055					511	1,566
Lower (higher) interest expense	1,173	(465)				783	1,491

(Higher) lower income tax expense	(1,082)	—				362	(720)

All other / rounding	(555)	(184)	(176)	(35)	(278)	45	(1,183)

First quarter 2008 operating results	34,022	12,778	20,217	954	397	2,236	70,604
Items impacting comparability	—	—	—	—	—	—	—

First quarter 2008 GAAP earnings	$34,022	$12,778	$20,217	$954	$397	$2,236	$70,604

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2007

	Exploration &	Pipeline &		Energy		Corporate /
	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

First quarter 2007 GAAP earnings	$0.24	$0.16	$0.20	$0.01	$—	$0.03	$0.64
Items impacting comparability:
Income from discontinued operations	(0.04)						(0.04)
Discontinuance of hedge accounting		(0.02)					(0.02)

First quarter 2007 operating results	0.20	0.14	0.20	0.01	—	0.03	0.58

Drivers of operating results
Higher crude oil prices	0.18						0.18
Higher natural gas prices	0.03						0.03
Higher natural gas production	0.04						0.04
Higher crude oil production	—						—
Higher lease operating costs	(0.02)						(0.02)
Lower (higher) depreciation / depletion	(0.04)	0.01					(0.03)

Higher transportation and storage revenues		0.02					0.02
Lower efficiency gas revenues		—					—
Higher operating expenses		(0.01)				(0.03)	(0.04)

Base rate increase in Pennsylvania			0.02				0.02
Warmer Weather in Pennsylvania			(0.01)				(0.01)
Usage			0.02				0.02

Higher margins				—	—		—

Income from unconsolidated subsidiaries						0.01	0.01

Higher AFUDC **		—					—
Higher interest income	0.01					0.01	0.02
Lower (higher) interest expense	0.01	(0.01)				0.01	0.01

(Higher) lower income tax expense	(0.01)	—				—	(0.01)

All other / rounding	(0.01)	—	0.01	—	—	—	—

First quarter 2008 operating results	0.39	0.15	0.24	0.01	—	0.03	0.82
Items impacting comparability	—	—	—	—	—	—	—

First quarter 2008 GAAP earnings	$0.39	$0.15	$0.24	$0.01	$—	$0.03	$0.82

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended
	December 31,
	(Unaudited)
(Thousands of Dollars, except per share amounts)	2007	2006
SUMMARY OF OPERATIONS
Operating Revenues	$568,268	$490,659

Operating Expenses:
Purchased Gas	278,010	242,939
Operation and Maintenance	102,455	94,704
Property, Franchise and Other Taxes	17,672	16,952
Depreciation, Depletion and Amortization	44,121	39,407

	442,258	394,002

Operating Income	126,010	96,657

Other Income (Expense):
Income from Unconsolidated Subsidiaries	2,275	1,231
Interest Income	3,093	1,085
Other Income	1,253	715
Interest Expense on Long-Term Debt	(16,289)	(16,043)
Other Interest Expense	(724)	(1,849)

Income from Continuing Operations Before Income Taxes	115,618	81,796

Income Tax Expense	45,014	31,108

Income from Continuing Operations	70,604	50,688

Income from Discontinued Operations, Net of Tax	—	3,832

Net Income Available for Common Stock	$70,604	$54,520

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.84	$0.61
Income from Discontinued Operations	—	0.05

Net Income Available for Common Stock	$0.84	$0.66

Diluted:
Income from Continuing Operations	$0.82	$0.60
Income from Discontinued Operations	—	0.04

Net Income Available for Common Stock	$0.82	$0.64

Weighted Average Common Shares:
Used in Basic Calculation	83,611,177	82,679,343

Used in Diluted Calculation	85,819,534	84,730,910

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2007	2007

ASSETS
Property, Plant and Equipment	$4,525,608	$4,461,586
Less — Accumulated Depreciation, Depletion and Amortization	1,616,488	1,583,181

Net Property, Plant and Equipment	2,909,120	2,878,405

Current Assets:
Cash and Temporary Cash Investments	189,767	124,806
Cash Held in Escrow	—	61,964
Hedging Collateral Deposits	1,996	4,066
Receivables — Net	242,440	172,380
Unbilled Utility Revenue	78,480	20,682
Gas Stored Underground	60,481	66,195
Materials and Supplies — at average cost	41,569	35,669
Unrecovered Purchased Gas Costs	12,186	14,769
Other Current Assets	32,453	45,057
Deferred Income Taxes	17,468	8,550

Total Current Assets	676,840	554,138

Other Assets:
Recoverable Future Taxes	83,787	83,954
Unamortized Debt Expense	11,586	12,070
Other Regulatory Assets	131,154	137,577
Deferred Charges	5,582	5,545
Other Investments	85,325	85,902
Investments in Unconsolidated Subsidiaries	17,825	18,256
Goodwill	5,476	5,476
Intangible Assets	28,170	28,836
Prepaid Pension and Post-Retirement Benefit Costs	63,188	61,006
Fair Value of Derivative Financial Instruments	6,026	9,188
Other	7,344	8,059

Total Other Assets	445,463	455,869

Total Assets	$4,031,423	$3,888,412

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 83,946,575 Shares and 83,461,308 Shares, Respectively	$83,947	$83,461
Paid in Capital	595,375	569,085
Earnings Reinvested in the Business	1,027,951	983,776

Total Common Shareholder Equity Before Items of Other Comprehensive Loss	1,707,273	1,636,322
Accumulated Other Comprehensive Loss	(16,286)	(6,203)

Total Comprehensive Shareholders’ Equity	1,690,987	1,630,119
Long-Term Debt, Net of Current Portion	799,000	799,000

Total Capitalization	2,489,987	2,429,119

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	200,000	200,024
Accounts Payable	152,155	109,757
Amounts Payable to Customers	9,181	10,409
Dividends Payable	26,023	25,873
Interest Payable on Long-Term Debt	13,541	18,158
Customer Advances	23,498	22,863
Other Accruals and Current Liabilities	50,207	36,062
Fair Value of Derivative Financial Instruments	29,089	16,200

Total Current and Accrued Liabilities	503,694	439,346

Deferred Credits:
Deferred Income Taxes	581,692	575,356
Taxes Refundable to Customers	14,031	14,026
Unamortized Investment Tax Credit	5,217	5,392
Cost of Removal Regulatory Liability	98,613	91,226
Other Regulatory Liabilities	78,374	76,659
Post-Retirement Liabilities	66,706	70,555
Asset Retirement Obligations	77,253	75,939
Other Deferred Credits	115,856	110,794

Total Deferred Credits	1,037,742	1,019,947

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,031,423	$3,888,412

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	December 31,
(Thousands of Dollars)	2007	2006

Operating Activities:
Net Income Available for Common Stock	$70,604	$54,520
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	44,121	42,825
Deferred Income Taxes	5,296	11,198
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	431	(18)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(16,275)	(13,717)
Other	4,916	5,728
Change in:
Hedging Collateral Deposits	2,070	9,916
Receivables and Unbilled Utility Revenue	(127,894)	(91,875)
Gas Stored Underground and Materials and Supplies	(186)	5,324
Unrecovered Purchased Gas Costs	2,583	(11,021)
Prepayments and Other Current Assets	10,422	20,398
Accounts Payable	42,398	11,736
Amounts Payable to Customers	(1,228)	3,166
Customer Advances	635	534
Other Accruals and Current Liabilities	25,400	(756)
Other Assets	10,163	1,883
Other Liabilities	1,889	(6,810)

Net Cash Provided by Operating Activities	$75,345	$43,031

Investing Activities:
Capital Expenditures	$(69,744)	$(65,302)
Investment in Partnership	—	(1,650)
Cash Held in Escrow	58,397	—
Net Proceeds from Sale of Oil and Gas Producing Properties	1,500	2,141
Other	(761)	(316)

Net Cash Used in Investing Activities	$(10,608)	$(65,127)

Financing Activities:
Change in Notes Payable to Banks and Commercial Paper	$—	$71,600
Excess Tax Benefits Associated with Stock-Based Compensation Awards	16,275	13,717
Share Repurchases under Repurchase Plan	—	(42,921)
Reduction of Long-Term Debt	(24)	(23,005)
Dividends Paid on Common Stock	(25,873)	(25,026)
Proceeds From Issuance of Common Stock	9,846	6,743

Net Cash Provided by Financing Activities	$224	$1,108

Effect of Exchange Rates on Cash	—	(1,025)

Net Increase (Decrease) in Cash and Temporary Cash Investments	64,961	(22,013)

Cash and Temporary Cash Investments at Beginning of Period	124,806	69,611

Cash and Temporary Cash Investments at December 31	$189,767	$47,598

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$107,955	$75,128	$32,827

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	5,580	4,214	1,366
Lease Operating Expense	11,727	10,208	1,519
All Other Operation and Maintenance Expense	1,736	2,576	(840)
Property, Franchise and Other Taxes (Lease Operating Expense)	1,801	990	811
Depreciation, Depletion and Amortization	24,045	18,590	5,455

	44,889	36,578	8,311

Operating Income	63,066	38,550	24,516

Other Income (Expense):
Interest Income	3,888	2,265	1,623
Other Income	82	—	82
Other Interest Expense	(11,144)	(12,947)	1,803

Income from Continuing Operations Before Income Taxes	55,892	27,868	28,024
Income Tax Expense	21,870	10,977	10,893

Income from Continuing Operations	34,022	16,891	17,131

Income from Discontinued Operations, Net of Tax	—	3,832	(3,832)

Net Income	$34,022	$20,723	$13,299

Income from Continuing Operations Per Share (Diluted)	$0.39	$0.20	$0.19
Income from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	0.04	(0.04)

Net Income Per Share (Diluted)	$0.39	$0.24	$0.15

	Three Months Ended
	December 31,
	2007	2006	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$31,884	$29,809	$2,075
Intersegment Revenues	20,347	20,368	(21)

Total Operating Revenues	52,231	50,177	2,054

Operating Expenses:
Purchased Gas	5	(13)	18
Operation and Maintenance	15,999	14,903	1,096
Property, Franchise and Other Taxes	4,273	4,277	(4)
Depreciation, Depletion and Amortization	8,109	9,293	(1,184)

	28,386	28,460	(74)

Operating Income	23,845	21,717	2,128

Other Income (Expense):
Interest Income	94	84	10
Other Income	690	184	506
Interest Expense on Long-Term Debt	(16)	1,839	(1,855)
Other Interest Expense	(3,035)	(2,287)	(748)

Income Before Income Taxes	21,578	21,537	41
Income Tax Expense	8,800	7,849	951

Net Income	$12,778	$13,688	$(910)

Net Income Per Share (Diluted)	$0.15	$0.16	$(0.01)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance

UTILITY SEGMENT
Revenues from External Customers	$327,125	$288,782	$38,343
Intersegment Revenues	4,299	4,029	270

Total Operating Revenues	331,424	292,811	38,613

Operating Expenses:
Purchased Gas	219,123	186,361	32,762
Operation and Maintenance	50,981	50,767	214
Property, Franchise and Other Taxes	11,098	11,191	(93)
Depreciation, Depletion and Amortization	10,042	9,778	264

	291,244	258,097	33,147

Operating Income	40,180	34,714	5,466

Other Income (Expense):
Interest Income	198	284	(86)
Other Income	345	286	59
Other Interest Expense	(7,251)	(7,376)	125

Income Before Income Taxes	33,472	27,908	5,564
Income Tax Expense	13,255	10,734	2,521

Net Income	$20,217	$17,174	$3,043

Net Income Per Share (Diluted)	$0.24	$0.20	$0.04

	Three Months Ended
	December 31,
	2007	2006	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$86,719	$83,318	$3,401

Operating Expenses:
Purchased Gas	83,929	81,255	2,674
Operation and Maintenance	1,346	1,294	52
Property, Franchise and Other Taxes	10	11	(1)
Depreciation, Depletion and Amortization	11	7	4

	85,296	82,567	2,729

Operating Income	1,423	751	672

Other Income (Expense):
Interest Income	25	62	(37)
Other Income	58	136	(78)
Other Interest Expense	(84)	(127)	43

Income Before Income Taxes	1,422	822	600
Income Tax Expense	468	330	138

Net Income	$954	$492	$462

Net Income Per Share (Diluted)	$0.01	$0.01	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance

TIMBER SEGMENT
Operating Revenues	$12,900	$11,763	$1,137

Operating Expenses:
Operation and Maintenance	9,959	9,143	816
Property, Franchise and Other Taxes	397	393	4
Depreciation, Depletion and Amortization	1,546	1,367	179

	11,902	10,903	999

Operating Income	998	860	138

Other Income (Expense):
Interest Income	390	316	74
Other Income	1	21	(20)
Other Interest Expense	(860)	(803)	(57)

Income Before Income Taxes	529	394	135
Income Tax Expense	132	177	(45)

Net Income	$397	$217	$180

Net Income Per Share (Diluted)	$—	$—	$—

	Three Months Ended
	December 31,
	2007	2006	Variance

ALL OTHER
Revenues from External Customers	$1,550	$1,676	$(126)
Intersegment Revenues	2,714	2,198	516

Total Operating Revenues	4,264	3,874	390

Operating Expenses:
Purchased Gas	2,202	1,828	374
Operation and Maintenance	1,058	805	253
Property, Franchise and Other Taxes	23	20	3
Depreciation, Depletion and Amortization	196	197	(1)

	3,479	2,850	629

Operating Income	785	1,024	(239)

Other Income (Expense):
Income from Unconsolidated Subsidiaries	2,275	1,231	1,044
Interest Income	15	3	12
Other Income	8	12	(4)
Other Interest Expense	(287)	(670)	383

Income Before Income Taxes	2,796	1,600	1,196
Income Tax Expense	457	615	(158)

Net Income	$2,339	$985	$1,354

Net Income Per Share (Diluted)	$0.03	$0.01	$0.02

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance

CORPORATE
Revenues from External Customers	$135	$183	$(48)
Intersegment Revenues	961	851	110

Total Operating Revenues	$1,096	$1,034	$62

Operating Expenses:
Operation and Maintenance	5,141	1,748	3,393
Property, Franchise and Other Taxes	70	70	—
Depreciation, Depletion and Amortization	172	175	(3)

	5,383	1,993	3,390

Operating Loss	(4,287)	(959)	(3,328)

Other Income (Expense):
Interest Income	22,704	21,930	774
Other Income	69	76	(7)
Interest Expense on Long-Term Debt	(16,273)	(17,882)	1,609
Other Interest Expense	(2,284)	(1,498)	(786)

Income (Loss) Before Income Taxes	(71)	1,667	(1,738)
Income Tax Expense	32	426	(394)

Net (Loss) Income	$(103)	$1,241	$(1,344)

Net Income (Loss) Per Share (Diluted)	$—	$0.02	$(0.02)

	Three Months Ended
	December 31,
	2007	2006	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(28,321)	$(27,446)	$(875)

Operating Expenses:
Purchased Gas	(27,249)	(26,492)	(757)
Operation and Maintenance	(1,072)	(954)	(118)

	(28,321)	(27,446)	(875)

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(24,221)	(23,859)	(362)
Other Interest Expense	24,221	23,859	362

Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
			Increase
	2007	2006	(Decrease)
Capital Expenditures:
Exploration and Production	$30,666	$37,241	$(6,575)
Pipeline and Storage	25,371	4,952	20,419
Utility	12,709	12,879	(170)
Energy Marketing	9	9	—
Timber	982	806	176

Total Reportable Segments	69,737	55,887	13,850
All Other	—	29	(29)
Corporate	7	38	(31)

Total Expenditures from Continuing Operations	69,744	55,954	13,790
Discontinued Operations	—	9,348	(9,348)

Total Capital Expenditures	$69,744	$65,302	$4,442

          DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2007	2006	Normal	Last Year
Buffalo, NY	2,260	2,094	1,947	(7.3)	7.6
Erie, PA	2,081	1,871	1,878	(10.1)	(0.4)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2007	2006	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,826	2,723	103
West Coast	1,027	944	83
Appalachia	1,917	1,394	523

Total Production from Continuing Operations	5,770	5,061	709
Canada — Discontinued Operations	—	1,721	(1,721)

Total Production	5,770	6,782	(1,012)

Average Prices (Per Mcf)
Gulf Coast	$7.14	$6.55	$0.59
West Coast	6.77	6.09	0.68
Appalachia	7.45	7.22	0.23
Weighted Average for Continuing Operations	7.18	6.65	0.53
Weighted Average after Hedging for Continuing Operations	7.90	7.12	0.78
Canada — Discontinued Operations	—	6.39	(6.39)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	156	202	(46)
West Coast	629	591	38
Appalachia	37	27	10

Total Production from Continuing Operations	822	820	2
Canada — Discontinued Operations	—	56	(56)

Total Production	822	876	(54)

Average Prices (Per Barrel)
Gulf Coast	$89.84	$56.51	$33.33
West Coast	81.80	51.11	30.69
Appalachia	84.12	59.78	24.34
Weighted Average for Continuing Operations	83.43	52.73	30.70
Weighted Average after Hedging for Continuing Operations	72.59	43.82	28.77
Canada — Discontinued Operations	—	42.58	(42.58)

Total Production (Mmcfe)	10,702	12,038	(1,336)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe(1)	$0.52	$0.42	$0.10
Lease Operating Expense per Mcfe(1)	$1.26	$1.12	$0.14
Depreciation, Depletion & Amortization per Mcfe(1)	$2.25	$1.86	$0.39

(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. Amounts exclude discontinued operations of Canada.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2008

SWAPS	Volume	Average Hedge Price
Oil	1.2 MMBBL	$65.72 / BBL
Gas	8.9 BCF	$8.45 / MCF

No-cost Collars	Volume	Floor Price	Ceiling Price
Gas	0.7 BCF	$9.12 / MCF	$16.94 / MCF
Hedging Summary for Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	0.7 MMBBL	$68.35 / BBL
Gas	5.7 BCF	$8.95 / MCF
Gross Wells in Process of Drilling
Quarter Ended December 31, 2007

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	2.00	0.00	21.00	23.00
Developmental	0.00	4.00	69.00	73.00
Wells Commenced
Exploratory	1.00	1.00	4.00	6.00
Developmental	0.00	5.00	26.00	31.00
Wells Completed
Exploratory	0.00	0.00	3.00	3.00
Developmental	0.00	7.00	52.00	59.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	3.00	1.00	22.00	26.00
Developmental	0.00	2.00	43.00	45.00
Net Wells in Process of Drilling
Quarter Ended December 31, 2007

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	1.30	0.00	20.00	21.30
Developmental	0.00	4.00	68.00	72.00
Wells Commenced
Exploratory	0.29	1.00	4.00	5.29
Developmental	0.00	5.00	26.00	31.00
Wells Completed
Exploratory	0.00	0.00	3.00	3.00
Developmental	0.00	7.00	51.00	58.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	1.59	1.00	21.00	23.59
Developmental	0.00	2.00	43.00	45.00

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput- (millions of cubic feet — MMcf)

	Three Months Ended
	December 31,
			Increase
	2007	2006	(Decrease)
Firm Transportation — Affiliated	31,336	29,730	1,606
Firm Transportation — Non-Affiliated	61,547	44,697	16,850
Interruptible Transportation	1,083	995	88

	93,966	75,422	18,544

Utility Throughput — (MMcf)

	Three Months Ended
	December 31,
			Increase
	2007	2006	(Decrease)
Retail Sales:
Residential Sales	17,127	16,678	449
Commercial Sales	2,877	2,868	9
Industrial Sales	123	192	(69)

	20,127	19,738	389
Off-System Sales	1,031	—	1,031
Transportation	17,827	15,853	1,974

	38,985	35,591	3,394

Energy Marketing Volumes

	Three Months Ended
	December 31,
			Increase
	2007	2006	(Decrease)
Natural Gas (MMcf)	10,841	11,116	(275)

Timber Board Feet (Thousands)

	Three Months Ended
	December 31,
			Increase
	2007	2006	(Decrease)
Log Sales	2,024	1,709	315
Green Lumber Sales	2,431	1,530	901
Kiln Dry Lumber Sales	3,747	3,157	590

	8,202	6,396	1,806

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2008 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2008 (Diluted earnings per share guidance*)		from NYMEX prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.60- $2.80	+ $0.05	- $0.05	+ $0.04	- $0.04
NYMEX Settlement Prices at July 24, 2007

	Natural Gas	Oil
	($ per MMBtu)	($ per Bbl)
Jan-08	$8.468	$72.95
Feb-08	$8.488	$72.82
Mar-08	$8.338	$72.70
Apr-08	$7.713	$72.59
May-08	$7.678	$72.48
Jun-08	$7.768	$72.39
Jul-08	$7.866	$72.29
Aug-08	$7.939	$72.19
Sep-08	$7.994	$72.09

Average	$8.028	$72.50

*	Please refer to forward looking statement footnote at page 6 of this document.

^	This sensitivity table is current as of February 1, 2008 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2007	2006
Quarter Ended December 31 (unaudited)

Operating Revenues	$568,268,000	$490,659,000

Income from Continuing Operations	$70,604,000	$50,688,000
Income from Discontinued Operations, Net of Tax	—	3,832,000

Net Income Available for Common Stock	$70,604,000	$54,520,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.84	$0.61
Income from Discontinued Operations	—	0.05

Net Income Available for Common Stock	$0.84	$0.66

Diluted:
Income from Continuing Operations	$0.82	$0.60
Income from Discontinued Operations	—	0.04

Net Income Available for Common Stock	$0.82	$0.64

Weighted Average Common Shares:
Used in Basic Calculation	83,611,177	82,679,343

Used in Diluted Calculation	85,819,534	84,730,910

Twelve Months Ended December 31 (unaudited)
Operating Revenues	$2,117,176,000	$2,043,073,000

Income from Continuing Operations	$221,591,000	$186,542,000
Income (Loss) from Discontinued Operations, Net of Tax	131,948,000	(51,350,000)

Net Income Available for Common Stock	$353,539,000	$135,192,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.66	$2.23
Income (Loss) from Discontinued Operations	1.58	(0.61)

Net Income Available for Common Stock	$4.24	$1.62

Diluted:
Income from Continuing Operations	$2.59	$2.18
Income (Loss) from Discontinued Operations	1.54	(0.60)

Net Income Available for Common Stock	$4.13	$1.58

Weighted Average Common Shares:
Used in Basic Calculation	83,376,508	83,590,690

Used in Diluted Calculation	85,541,214	85,650,747